POWER OF ATTORNEY
(Robert Charles Mahoney)


	I hereby appoint Keith D. Jackson, George H. Cave and Judith A. Boyle, and each of
them, attorney-in-fact for me, each with full power of substitution, to prepare, execute and
deliver on my behalf reports required to be filed by me pursuant to Section 16 of the Securities
Exchange Act of 1934, as amended ("Section 16"), and Rule 144 and Rule 145 under the
Securities Act of 1933 (singly or collectively (?Rule 144?)), and any and all related documents
and instruments.  Among other things, each attorney-in-fact is authorized to file original reports
(either electronically or otherwise), signed by me or on my behalf, on Forms 3,
4 and 5, Form
144 with the Securities and Exchange Commission, any and all related documents
and
instruments, and to provide any necessary copies of such signed forms, documents
  and
instruments to The NASDAQ Stock Market and ON Semiconductor Corporation as
required by
the rules under Section 16 and Rule 144 as in effect from time to time.

	This power of attorney is effective from the date hereof until April 15, 2007, unless earlier
revoked or terminated.


/s/ Robert Charles Mahoney
Robert Charles Mahoney


Dated:	June 29, 2006

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